EXHIBIT 31.4
CERTIFICATIONS

I, Brandon S. Pedersen, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Alaska Air Group, Inc. for the period ended March 31, 2010;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

August 11, 2010	By /s/ Brandon S. Pedersen ‘ Brandon S. Pedersen Chief Financial Officer